NEWS RELEASE

Contact:     Wendy S. Schmucker

                  Vice President, Secretary and Treasurer

                  724-537-9923

For Immediate Release

COMMERCIAL NATIONAL ANNOUNCES INTENTION TO SELL INSURANCE AGENCY

Latrobe, PA, May 6, 2004 – Commercial National Financial Corporation (NASDAQ:CNAF) announced today that its insurance agency subsidiary, Gooder Agency, Inc., has signed a letter of intent to sell its insurance agency business to Baily Insurance Agency, Inc. The transaction, is subject to the execution of a definitive agreement of sale and is expected to be completed by the third quarter 2004.

In addition to Latrobe where it is headquartered, the company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, Norwin, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area.  Commercial Bank also serves its customer base from an Internet banking site (www.cnbthebank.com) and an automated TouchTone Teller banking system. The company operates a trust company, Highview Trust Company, headquartered in Greensburg as well as an insurance-services agency based in Ligonier.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the company, and the company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the company's ability to execute its business plans.  The actual results of future events could differ materially from those stated in any forward-looking statements herein.

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